Exhibit (b)

Loomis Sayles Funds II

Section 906 Certification

In connection with the report on Form N-CSR for the period ended March 31, 2010 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

LOOMIS SAYLES FUNDS II		LOOMIS SAYLES FUNDS II

By:	/S/ ROBERT J. BLANDING	By:	/S/ MICHAEL C. KARDOK
	Robert J. Blanding		Michael C. Kardok
	Chief Executive Officer		Treasurer
Date:	May 20, 2010	Date:	May 20, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Loomis Sayles Funds II, and will be retained by Loomis Sayles Funds II and furnished to the Securities and Exchange Commission or its staff upon request.